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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To VIASYS Healthcare Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports dated February 6, 2002 (except with respect to the matter discussed in paragraph 3 to Note 8, as to which the date is March 15, 2002), included (or incorporated by reference) in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8, File No. 333-73152.

                                           ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
March 25, 2002